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                                                                  EXHIBIT 10.15

                           LYONDELL CHEMICAL COMPANY
                         1999 LONG-TERM INCENTIVE PLAN

  1. Objectives. This Lyondell Chemical Company 1999 Incentive Plan (the "Plan") is intended to:

    . Focus Participants on key measures of value creation for the Company's shareholders

    . Provide significant upside and downside award potential commensurate with shareholder value creation

    . Encourage a long-term management perspective and reward for sustained long-term performance

    . Enhance the ability of Lyondell to attract and retain highly talented and competent individuals

    . Reinforce a team orientation among top management

    . Encourage ownership of the Company's stock among top management

  2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

    "Award" means any Option, Performance Shares, Restricted Stock, Phantom Stock, Cash Award or Stock Appreciation Right, whether granted singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

    "Board" means the Board of Directors of the Company.

    "Cash Award" means an award payable in cash.

    "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

    "Common Stock" means the common stock, par value $1.00 per share, of the Company.

    "Committee" means the Compensation Committee of the Board or any person or persons appointed by the Board to administer the Plan.

    "Company" means Lyondell Chemical Company.

    "Effective Date" means January 1, 1999, subject to approval by the Company's shareholders as provided in Section 19.

    "Employee" means an individual employed by the Company or a Subsidiary.

    "Exercise Price" means the price at which the Option Shares may be purchased under the terms of the Award Agreement.

    "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the closing price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by

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  the National Quotation Bureau Incorporated or (iv) if shares of Common
  Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

    "Grant Date" means the date on which an Award is granted by the Committee.

    "Option" means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in the Plan and Award Agreement.

    "Option Shares" means the shares of Common Stock covered by a particular Option.

    "Participant" means an Employee to whom an Award has been granted under this Plan.

    "Performance-Based Award" means an Award that is paid, vested or otherwise deliverable solely based on the achievement of one or more Performance Goals as provided in Section 6(a).

    "Performance Goal" means a standard established by the Committee to determine in whole or in part whether Performance-Based Awards shall be earned.

    "Performance Shares" means the contingent right to receive an amount in cash or Common Stock, as determined by the Committee in its sole discretion, that is subject to the attainment of one or more Performance Goals.

    "Phantom Stock" means a right to receive the value of a specified number of shares of Common Stock.

    "Plan" means the Lyondell Chemical Company 1999 Long-Term Incentive Plan, as amended from time to time.

    "Restricted Stock" means shares of Common Stock that are restricted or subject to forfeiture provisions.

    "Stock Appreciation Rights" or "SARs" means the right to receive an amount in cash or Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

    "Subsidiary" means (i) any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than fifty percent of the voting power of all classes or capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such entity, (ii) Equistar Chemicals, LP or LYONDELL-CITGO Refining, LP so long as the Company maintains an equity ownership interest equal to at least twenty-five percent in such entities, or (iii) any other entity in which the Company has an equity ownership interest of at least twenty-five percent, so long as such entity is designated by the Committee as a Subsidiary for purposes of this Plan; provided, however, that with respect to Options intended to qualify as incentive stock options within the meaning of
  Section 422 of the Code, "Subsidiary" shall have the meaning set forth in
  Section 424(f) of the Code or any successor provision.

  3. Plan Administration and Designation of Participants.

  (a) Eligibility. All Employees of the Company and its Subsidiaries who, in the judgment of the Committee, are in a position to contribute significantly to its long-term profit and growth objectives are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under the Plan and, subject to the terms and conditions of the Plan, shall determine all terms and conditions of the Award.

  (b) Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate. The Committee may delegate its duties hereunder to the Chief Executive Officer or other senior officers of the Company subject to such rules and regulations as the Committee establishes. The Committee may, in its discretion, retain the services of an outside administrator for the purpose

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of performing any of its functions hereunder. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or (ii) consented to by such Participant. The Committee may grant an Award to an individual whom it expects to become an Employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

  No member of the Committee and no officer of the Company to whom the Committee has delegated authority in accordance with this Plan shall be liable for anything done or omitted to be done by him or her in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

  4. Award Agreement. Each Award granted hereunder, other than a Cash Award, shall be described in an Award Agreement, which shall be subject to the terms and conditions of the Plan and shall be signed by the Participant and by the appropriate officer for and on behalf of the Company. The Committee shall authorize written guidelines for the issuance of a Cash Award.

  5. Shares of Common Stock Available for Awards. Subject to the provisions of
Section 11 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed the lesser of ten million or ten percent of the number of shares of Common Stock outstanding at the time of granting such Award. No Participant may be granted, during the term of the Plan, Options covering or relating to more than two million shares of Common Stock. No Participant may be granted, during the term of the Plan, Awards in the form of Performance Shares, Restricted Stock, Stock Appreciation Rights or Phantom Stock covering or relating to more than one million shares of Common Stock. No more than 2.5 million shares of Common Stock shall be available for Awards in the form of Performance Shares, Restricted Stock, Stock Appreciation Rights or Phantom Stock. No Participant may be granted Cash Awards in respect of any calendar year having a value in excess of $2 million. No more than one million shares of Common Stock shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

  6. Types of Awards.

  (a) Performance-Based Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance-Based Award. Performance-Based Awards are Awards that shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates and (ii) the lapse of twenty-five percent of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a

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third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: economic value, economic value added, increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, shareholder value, net cash flow, total shareholder return, return on capital, return on investors' capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, and total market value. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. In interpreting Plan provisions applicable to Performance Goals and Performance-Based Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. A Performance-Based Award may include Performance Shares, Options, Restricted Stock, Stock Appreciation Rights, Cash Awards or Phantom Stock.

  (b) Options. Options granted to Employees hereunder may be either incentive stock options within the meaning of Section 422 of the Code or nonqualified options within the meaning of Section 83 of the Code. The Exercise Price of an Option shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date and shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date of any outstanding Option that is relinquished in connection with a grant of a new Option. The terms, conditions and limitations applicable to Options awarded to Employees shall be determined by the Committee.

  (c) Performance Shares. An Award may be in the form of Performance Shares. Performance Shares shall be payable, in the sole discretion of the Committee in cash, shares of Common Stock, or any combination thereof. The terms, conditions and limitations applicable to an Award of Performance Shares shall be determined by the Committee.

  (d) Restricted Stock. An Award may be in the form of shares of Common Stock or Restricted Stock. The terms, conditions, and limitations applicable to any Award of shares of Common Stock or Restricted Stock pursuant to this Plan shall be determined by the Committee.

  (e) Phantom Stock. An Award may be in the form of Phantom Stock, or other bookkeeping account tied to the value of shares of Common Stock. The terms, conditions, and limitations applicable to any Awards of Phantom Stock shall be determined by the Committee.

  (f) Stock Appreciation Rights. An Award may be in the form of SARs. The exercise price of an SAR shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date. The terms, conditions, and limitations applicable to any Awards of SARs shall be determined by the Committee.

  (g) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards shall be determined by the Committee.

  7. Payment of Awards.

  (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

  (b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

  (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the

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crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

  (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

  8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise an Option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

  9. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan which is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment) on the date the Participant terminates employment with the Company or its Subsidiaries.

  10. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section shall be null and void. Upon the Participant's death, the personal representative or other person entitled to succeed to the rights of the Participant (the "Successor Participant") may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant's will or under the applicable laws of descent and distribution.

  Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

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  11. Adjustments.

  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its partners to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

  (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and related Incentive Stock Option award limitation; (ii) the Exercise Price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards shall be adjusted as appropriate.

  (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation (such event hereinafter referred to as a "Transaction"), the Board shall be authorized (i) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards or (iii) in the event of a Transaction of which the Company is not the surviving corporation, to (A) cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation or (B) settle an Award that is an Option or SAR by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of the Transaction and the Exercise Price of the Award, multiplied by the number of shares subject to the Award.

  12. Purchase for Investment. Unless the Awards and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person receiving shares of Common Stock pursuant to an Award under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

  13. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

  14. Amendments or Termination. The Committee may amend, alter or discontinue this Plan, except that no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent, and no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is determined by the Committee to be required by applicable laws, regulations or exchange requirements. No Awards shall be granted more than ten years after the Effective Date.

  15. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in

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compliance with applicable federal and state securities laws. The Award
Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to an Award and repurchase of the Participant's Option rights.

  16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

  17. Miscellaneous. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee and shall not diminish the power of the Company to discharge any Participant at any time.

  18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

  19. Effective Date of Plan; Shareholder Approval. This Plan shall be effective as of the Effective Date; however, the adoption of this Plan is expressly conditioned upon the approval of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at the annual meeting of shareholders in 1999 and upon shareholder approval at that annual meeting that satisfies the applicable exchange requirements for shareholder approval. If the shareholders of the Company should fail so to approve this Plan at such annual meeting, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                                          Attested to by the Secretary of
                                          Lyondell Chemical Company, as
                                          effective on the 11th day of
                                          December, 1998.

                                          /s/ Robert Millstone
                                          -------------------------------------
                                          Robert Millstone

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